Exhibit 99.1

STRICTLY CONFIDENTIAL Parataxis Holdings, Inc. Investor Presentation May 2026 An Institutional Digital Asset Management Platform

General This presentation (this “Presentation”) is for informational purposes only to assist interested parties in making their own evaluation with respect to the proposed business combination (the “Business Combination”) and other transactions (together with the Business Combination, the “Transactions”) among SilverBox Corp IV (“SBXD”), Parataxis Holdings LLC (“Parataxis Holdings” or the “Company”), and Parataxis Holdings Inc . , a newly formed holding company that will become the publicly listed company (“ PubCo ”, and together with SBXD and the Company, the “Parties”) . The information contained herein does not purport to be all - inclusive and none of SBXD, the Company or their respective affiliates makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation . Neither the Company nor SBXD has verified, or will verify, any part of this Presentation . The recipient should make its own independent investigations and analyses of the Company and its own assessment of all information and material provided, or made available, by the Company, SBXD or any of their respective directors, officers, employees, affiliates, agents, advisors or representatives . This Presentation does not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination . This Presentation shall also not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any securities, nor shall there be any sale of securities in any states or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction . No offering of securities will be made except by means of a prospectus meeting the requirements of the Securities Act of 1933 , as amended, or an exemption therefrom . You should not construe the contents of this Presentation as legal, tax, accounting or investment advice or a recommendation . You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this Presentation, you confirm that you are not relying upon the information contained herein to make any decision . The distribution of this Presentation may also be restricted by law and persons into whose possession this Presentation comes should inform themselves about and observe any such restrictions . The recipient acknowledges that it is (a) aware that the United States securities laws prohibit any person who has material, non - public information concerning a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and (b) familiar with the Securities Exchange Act of 1934 , as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and that the recipient will neither use, nor cause any third party to use, this Presentation or any information contained herein in contravention of the Exchange Act, including, without limitation, Rule 10 b - 5 thereunder . Confidentiality This information is being distributed to you on a confidential basis . By receiving this information, you and your affiliates and Representatives agree to maintain the confidentiality of the information contained herein . Without the express prior written consent of each of the Parties, this Presentation and any information contained within it may not be (i) reproduced (in whole or in part), (ii) copied at any time, (iii) used for any purpose other than your evaluation of the Parties and the Transactions or (iv) provided to any person except your employees and advisors with a need to know who are advised of the confidentiality of the information . This Presentation supersedes and replaces all previous oral or written communications between the parties hereto relating to the subject matter hereof . Disclaimers and Other Important Information 2

Forward - Looking Statements This Presentation (and any oral statements regarding the subject matter of this Presentation) contains certain forward - looking statements within the meaning of the U . S . federal securities laws with respect to the Parties and the Business Combination and the Transactions . The expectations, estimates, and projections of the businesses of the Company and SBXD may differ from their actual results and consequently, you should not rely on these forward - looking statements as predictions of future events . Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue,” and similar expressions are intended to identify such forward - looking statements . These forward - looking statements include, without limitation, future performance and anticipated financial impacts of the Transactions, the satisfaction of the closing conditions to the Transactions, and the timing of the completion of the Transactions . These forward - looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results . Most of these factors are outside of the control of the Company, PubCo and SBXD and are difficult to predict . Factors that may cause such differences include, but are not limited to : (1) the Transactions not being completed in a timely manner or at all, which may adversely affect the price of SBXD’s securities ; (2) the Transactions not being completed by SBXD’s business combination deadline ; (3) the failure by the parties to satisfy the conditions to the consummation of the Transactions, including the approval of SBXD’s shareholders ; (4) failure to realize the anticipated benefits of the Transactions, which may be affected by, among other things, competition, the ability of PubCo to grow and manage growth profitably and retain its key employees, and the demand in South Korea for digital assets ; (5) the level of redemptions of SBXD’s public shareholders which will reduce the amount of funds available for PubCo to execute on its business strategies and may make it difficult to obtain or maintain the listing or trading of PubCo Class A common stock on a major securities exchange ; (6) the failure of PubCo to obtain or maintain the listing of its securities on any securities exchange after closing of the Transactions ; (7) costs related to the Transactions and as a result of becoming a public company that may be higher than currently anticipated ; (8) changes in business, market, financial, political and regulatory conditions ; (9) PubCo’s anticipated operations and business, including the highly volatile nature of the price of Bitcoin and ETH and the demand for digitals assets in Korea ; (10) PubCo’s stock price will be highly correlated to the price of Bitcoin and ETH and the price of Bitcoin and ETH may decrease between the signing of the definitive documents for the Transactions and the closing of the Transactions or at any time after the closing of the Transactions ; (11) increased competition in the industries in which PubCo will operate ; (12) significant legal, commercial, regulatory and technical uncertainty regarding Bitcoin ; (13) treatment of crypto assets for U . S . and foreign tax purposes ; (14) after consummation of the Transactions, PubCo experiences difficulties managing its growth and expanding operations ; (15) challenges in implementing PubCo’s business plan due to operational challenges, significant competition and regulation ; (16) being considered to be a “shell company” by the securities exchange on which PubCo Class A common stock will be listed or by the Securities and Exchange Commission (the “SEC”), which may impact the ability to list PubCo Class A common stock and restrict reliance on certain rules or forms in connection with the offering, sale or resale of securities ; (17) the outcome of any potential legal proceedings that may be instituted against PubCo, the Company, SBXD or others following announcement of the Transactions ; (18) trading price and volume of PubCo common stock may be volatile following the Transactions and an active trading market may not develop ; (19) PubCo stockholders may experience dilution in the future due to the exercise of a significant number of existing warrants and any future issuances of equity securities in PubCo ; (20) investors may experience immediate and material dilution upon Closing as a result of the SBXD Class B ordinary shares held by the sponsor of SBXD (the “Sponsor”), since the value of the SBXD Class B ordinary shares is likely to be substantially higher than the nominal price paid for them, even if the trading price of PubCo Class A common stock at such time is substantially less than the price per share paid by investors ; (21) conflicts of interest that may arise from investment and transaction opportunities involving PubCo, the Company, its affiliates and other investors and clients ; (22) legal, regulatory, political, currency, and economic risks specific to South Korea, including risks related to geopolitical tensions in the region ; (23) risks related to, and potential loss of the entire investment in, the Company’s potential investments in KOSDAQ - listed companies ; (24) Bitcoin and ETH trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes ; (25) the custody of PubCo’s Bitcoin, including the loss or destruction of private keys required to access its Bitcoin and cyberattacks or other data loss relating to its Bitcoin, which could cause PubCo to lose some or all of its Bitcoin ; (26) a security breach or cyber - attack and unauthorized parties obtain access to PubCo’s Bitcoin and ETH assets, PubCo may lose some or all of its Bitcoin or ETH temporarily or permanently and its financial condition and results of operations could be materially adversely affected ; (27) the emergence or growth of other digital assets, including those with significant private or public sector backing, including by governments, consortiums or financial institutions, could have a negative impact on the price of Bitcoin and adversely affect PubCo’s business ; (28) potential regulatory change reclassifying Bitcoin or ETH as a security could lead to the PubCo’s classification as an “investment company” under the Investment Company Act of 1940 and could adversely affect the market price of Bitcoin and the market price of PubCo listed securities ; (29) it is not possible to predict the amount of PubCo Class A common stock sold under the standby equity purchase agreement (“SEPA”) or the gross proceeds resulting from such sales, that sales under the SEPA will cause dilution to existing PubCo shareholders, PubCo may spend any proceeds under the SEPA in ways that may not generate a significant return ; and (30) other risks and uncertainties included in (x) the “Risk Factors” sections of the SBXD Annual Report and (y) other documents filed or to be filed with or furnished or to be furnished to the SEC by PubCo, Parataxis Holdings, and SBXD . The foregoing list of factors is not exclusive . You should not place undue reliance upon any forward - looking statements, which speak only as of the date made . The Company, PubCo and SBXD do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward - looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law . Past performance by the Company’s, PubCo’s or SBXD’s management teams and their respective affiliates is not a guarantee of future performance . Therefore, you should not place undue reliance on the historical record of the performance of the Company’s, PubCo’s or SBXD’s management teams or businesses associated with them as indicative of future performance of an investment or the returns that the Company, PubCo or SBXD will, or are likely to, generate going forward . Forward - looking statements speak only as of the date they are made . Readers are cautioned not to put undue reliance on forward - looking statements, and none of the Parties or any of their respective representatives assumes any obligation and do not intend to update or revise these forward - looking statements, whether as a result of new information, future events, or otherwise . None of the Parties or any of their respective representatives gives any assurance that any of SBXD, PubCo or the Company will achieve its expectations . The inclusion of any statement in this presentation does not constitute an admission by SBXD, the Company or PubCo or any other person that the events or circumstances described in such statement are material . Disclaimers and Other Important Information 3

Industry and Market Data This Presentation has been prepared by the Parties and their Representatives and includes market data and other statistical information from third - party industry publications and sources as well as from research reports prepared for other purposes . Although the Parties believe these third - party sources are reliable as of their respective dates, none of the Parties or any of their respective Representatives has independently verified the accuracy or completeness of this information and cannot assure you of the data's accuracy or completeness . Some data are also based on the Parties' good faith estimates, which are derived from both internal sources and the third - party sources . None of the Parties or their Representatives make any representation or warranty with respect to the accuracy of such information . The Parties expressly disclaim any responsibility or liability for any damages or losses in connection with the use of such information herein . Accordingly, such information and data may not be included in, may be adjusted in, or may be presented differently in, any registration statement, prospectus, proxy statement or other report or document to be filed or furnished by SBXD, the Company or PubCo, or any other report or document to be filed by PubCo following completion of the Business Combination with the SEC . Trademarks and Intellectual Property All trademarks, service marks, and trade names of any Party or their respective affiliates used herein are trademarks, service marks, or registered trade names of such Party or its respective affiliate, respectively, as noted herein . Any other product, company names, or logos mentioned herein are the trademarks and/or intellectual property of their respective owners, and their use is not alone intended to, and does not alone imply, a relationship with any Party, or an endorsement or sponsorship by or of any Party . Solely for convenience, the trademarks, service marks and trade names referred to in this Presentation may appear without the *, TM or SM symbols, but such references are not intended to indicate, in any way, that any Party or the applicable rights owner will not assert, to the fullest extent under applicable law, their rights or the right of the applicable owner or licensor to these trademarks, service marks and trade names . Additional Information and Where to Find It PubCo and the Company have filed a Registration Statement on S - 4 (File No . 333 - 289994 ) (as amended or supplemented from time to time, the “Registration Statement”) with the SEC, which includes a preliminary proxy statement of SBXD and a prospectus of PubCo (the “Proxy Statement/Prospectus”) in connection with the Transactions (as defined herein) . The definitive proxy statement and other relevant documents will be mailed to shareholders of SBXD as of a record date to be established for voting on the Transactions and other matters as described in the Proxy Statement/Prospectus . SBXD, the Company and/or PubCo will also file other documents regarding the Transactions with the SEC . This Presentation does not contain all of the information that should be considered concerning the Transactions and is not intended to form the basis of any investment decision or any other decision in respect of the Transactions . BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SHAREHOLDERS OF SBXD AND OTHER INTERESTED PARTIES ARE URGED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT/PROSPECTUS, AND AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH SBXD’S SOLICITATION OF PROXIES FOR THE EXTRAORDINARY GENERAL MEETING OF ITS SHAREHOLDERS TO BE HELD TO APPROVE THE TRANSACTIONS AND OTHER MATTERS AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT SBXD, THE COMPANY, PUBCO AND THE TRANSACTIONS . Investors and security holders will also be able to obtain copies of the Registration Statement and the Proxy Statement/Prospectus and all other documents filed or that will be filed with the SEC by SBXD and PubCo, without charge, once available, on the SEC’s website at www . sec . gov or by directing a request to : SilverBox Corp IV, 8701 Bee Cave Road, East Building, Suite 310 , Austin, TX 78746 , or upon written request to PubCo, via email at info@sbcap . com . NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTIONS OR ANY RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS COMMUNICATION . ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE . Participants in Solicitation SBXD, the Company, PubCo and their respective directors, executive officers, certain of their shareholders and other members of management and employees may be deemed under SEC rules to be participants in the solicitation of proxies from SBXD’s shareholders in connection with the Transactions . You can find information about SBXD’s directors and executive officers, certain of their shareholders and other members of management and employees and their interest in SBXD can be found in the sections entitled “Information about SilverBox – Sponsor and Affiliates Compensation,” “Directors and Executive Officers – Executive Compensation and Director Compensation,” “Directors and Executive Officers – Conflicts of Interest,” “Beneficial Ownership of Securities,” and “Certain Relationships and Related Party Transactions” of the Proxy Statement and is available free of charge at the SEC’s website at www . sec . gov . Additional information regarding the interests of the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of SBXD’s shareholders in connection with the Transactions, including the names and interests of PubCo’s directors and executive officers, has been set forth in the Registration Statement and Proxy Statement/Prospectus . Investors and security holders may obtain free copies of these documents as described above . Disclaimers and Other Important Information 4

Introduction

Investment Highlights

01

Institutional Adoption Accelerating

Digital assets have moved beyond the proof of concept and into institutional portfolios. Major financial institutions are moving quickly to be in position for this adoption

02

The "Wall Street Opportunity"

The full Wall Street product suite of institutional products is the market opportunity, beyond spot exposure

03

Difficult-to-Replicate Platform Advantages

Parataxis Holdings is affiliated with and has entered into a shared services agreement with PCM, a digital asset platform established in 2019

04

Potential for Rapid Scale

Digital assets creates potential to scale an asset management business faster than traditional asset managers

05

Differentiated Economic Model

PubCo intends to generate returns through a combination of carried interest allocations generated from its private investment fund and returns generated from principal investments. Not a passive treasury vehicle

Note: References to a platform established in 2019 relate to PCM, an affiliated investment manager that provides certain shared investment and operating team and infrastructure to Parataxis Holdings.

6

Institutional Adoption of Digital Assets Is Accelerating

Institutional participation is expanding across asset allocators, public markets and regulated financial institutions

Increasing institutional investor allocations[1]....

Notable Investor	Est. Value ($m)	Est. % of Portfolio
Millenium	$1,019	1.1%
Jane Street	656	1.0%
Weiss Asset	499	9.9%
Capula	471	4.6%
Farallon	347	2.6%
Harvard Endowment[2]	338	0.8%
Schonfeld	337	3.0%
Sculptor	163	3.0%
Tudor	146	1.2%
Hudson Bay	120	1.0%

- Digital assets are being incorporated into asset allocation frameworks alongside traditional asset classes, with some investors formalizing target allocations

...driving capital formation and fee-generating activity

Private Wealth

J.P.Morgan Goldman Sachs Morgan Stanley

- JPM, GS and MS issuing BTC-linked structured notes targeted at private wealth and institutional channels

Equity Capital Markets

Strategy₿

8.00% Series A Perpetual Strike Preferred Stock

TD Securities	Barclays	The Benchmark Company	BTIG
Canaccord Genuity	Cantor	Clear Street	Compass Point
H.C. Wainwright & Co.	Keefe, Bruyette & Woods *A Stifel Company*	Maxim Group LLC	Mizuho
Morgan Stanley	Santander	SOCIETE GENERALE	Texas Capital Securities

- MSTR raised ~$5.8bn of perpetual preferred equity in 2025[3]

Private Capital Markets

Ripple Secures $500M Funding Led by Fortress and Citadel Securities After Record Growth

Ripple raises $500M at $40B valuation as payments surge, RLUSD expands, and major acquisitions...

- Capital formation activity accelerating across private and public markets

M&A

Naver to Acquire Upbit Operator Dunamu in $10.3 Billion Deal, Creating Korean Fintech Giant

Coinbase's $3B Deribit move marks 'new era' for crypto M&A

- Strategic M&A activity increasing as firms seeks scale and market position in digital asset markets

1. Source: Publicly available information based on Form 13-F filings as of September 30, 2025. Estimated value based on IBIT closing price as of December 31, 2025 of $49.65 per share.
2. Source: Publicly available information and Form 13-F filings as of September 30, 2025.
3. Source: MSTR 10-Q filing as of September 30, 2025.

7

The Entire Wall Street Product Suite Is the Market Opportunity An Abridged History of Wall Street Innovation Each wave of financial innovation creates new asset classes – and new platforms that capture value 1980s: Financial Engineering 1990s: Professional Management 2000s: New Asset Classes 2010s: Private Capital Existing Spot/Derivatives ETFs Custody Retail lending Prime brokerage Opportunities Digital credit Treasury solutions Actively managed & structured investment products Distressed & restructuring Wall Street repeatedly develops new ways to structure and package risk Historically, value has accrued to the platforms that structure and package risk In digital assets, only the most “basic” products exist today; much of the institutional product suite remains undeveloped 8 Note: Timeline and historical examples are illustrative and shown for conceptual purposes only. 2020s: Digital Assets MBS / ABS Interest rate swaps Private equity Hedge funds Structured credit (CLOs, leveraged loans) Infrastructure Private credit Secondaries

Economic Model Active Management Institutional Digital Asset Management Intends to generate returns through a combination of carried interest allocations generated from private investment fund and returns generated from principal investments Seeks to generate returns through active digital asset balance sheet management, rather than providing passive digital asset price exposure Positioned to benefit from the ongoing institutionalization of digital assets Pubco: At a Glance PubCo is an institutional digital asset management business positioned to capitalize on the ongoing institutionalization of digital assets Pubco is affiliated with Parataxis Capital Management (“PCM”), a New York - based multi - strategy investment firm founded in 2019 that manages capital on behalf of US public pensions, family offices, and other qualified investors, with $100 million+ in AUM 9

PubCo: Intended Structure

Pubco intends to adopt a business model combining (i) private investment funds, (ii) principal investments, and (iii) internally managed digital asset treasury and yield strategies



PARATAXIS HOLDINGS
PubCo
PARATAXIS CAPITAL
PARATAXIS
Private Investment Funds
PARATAXIS
Principal Investments
PARATAXIS
Digital Asset Treasury
Parataxis Funds
PARATAXIS KOREA
PARATAXIS ETHEREUM
ethereum

Note: Above chart is intended to be a simplified representation of the Parataxis group entities and its business divisions and is not intended to be a comprehensive representation of legal entities.

Note: In April 2026, Parataxis Ethereum entered into a merger agreement to acquire Parataxis Korea through a share exchange transaction. The transaction is currently anticipated to close in or about October 2026, subject to closing conditions.

10

PubCo’s Value Creation Framework Value Creation Framework Three complementary return engines that Private investment funds Principal investments Digital asset treasury Investment returns intended to be reinvested into BTC or new digital asset related investments As Pubco grows, PubCo’s capacity to generate returns from new digital asset related investments increases The intended model: raise capital, deploy capital into investments, generate investment returns – with a flywheel created by immediately redeploying capital into BTC (unless otherwise deployed) Return on Capital Private Investment Funds Principal Investments Digital Asset Treasury 11 Note: Illustration is shown for conceptual purposes only. Capital deployment subject to risk and loss of capital. Reinvestment into capital base

Powered by the PCM Platform

Parataxis Holdings is affiliated with PCM, which provides certain services under a shared services agreement

Parataxis Capital Management (PCM) Overview

- Founded in 2019, New York-based multi-strategy investment firm, with more than $100m of AUM
- Manages capital on behalf of institutional clients, including U.S. public pensions, family offices, and other qualified investors, with more than $100 million in AUM
- Among the first digital asset managers to be allocated capital by US pension funds, having completed rigorous due diligence review process required by such funds

PCM Platform and Strategies

Funds	Parataxis Absolute Return Fund	Long-biased, large cap liquid digital assets
Funds	Parataxis Digital Yield Fund	Yield-oriented, digital credit and systematic trading strategies
Funds	Parataxis Multi-Strategy Fund	Portfolio of uncorrelated strategies
Funds	Parataxis Quantitative Fund	Arbitrage strategies with minimal correlation to overall digital asset market
SMAs	Parataxis Systematic Alpha Strategy	Targeting high absolute return by deploying stat arb strategies
SMAs	Parataxis Bitcoin Alpha Strategy	Targeting outperformance of buy-and-hold BTC strategy
SMAs	Parataxis BTC Treasury Management	Generating BTC-on-BTC yield

Independent Validation of Institutional Adoption

Crypto Insights Group	How Parataxis Capital Secured Institutional Capital and Positions for Strategic Growth Through Crypto Insights Group December 5, 2025
with. Intelligence	HFM US Performance Awards: Best Digital Asset Fund 2024 October 22, 2024
Bloomberg	Parataxis Hedge Fund Gains 341% With Bets on Revival in Crypto January 26, 2024
FT	Virginia Pension Fund Invests in Crypto Lending in Bid to Boost Returns August 4, 2022
FUNDfire	A $50M First? Pension Systems Back Cryptocurrency Hedge Fund October 15, 2021

12

PubCo's Leadership Team after the Business Combination



Edward Chin

Founder | CEO

- Former Investment Banker, Galaxy Digital, Credit Suisse and Lehman Brothers
- Former Military Officer, US Army
- The Wharton School (MBA), Yonsei Univ. (MA), UC Berkeley (BA)



Jin Chun

Chief Financial Officer[1]

- Partner, SilverBox Capital
- Former Managing Director (Principal Investing), Macquarie Capital
- Columbia University (BS), INSEAD (MFin)



Richard Lee

COO | General Counsel[1]

- Former Partner, Crowell & Moring
- Former Associate, O'Melveny & Myers
- In-House Counsel, UBS Investment Bank
- UC Berkeley (BA), Columbia (JD)



Nooruddin Karsan

Director Nominee[1]

- Founder, Karlani Capital
- Former Founder & CEO, Kenexa Corporation (acquired by IBM)
- Fellow of the Society of Actuaries



Thejas Naval

Director Nominee[1]

- Chief Investment Officer, Parataxis Capital Management
- Former Digital Asset Portfolio Manager, LedgerPrime
- Former Equity Trader, Goldman Sachs
- NYU Stern School (MBA), Rutgers University (BA)



Joseph Reece

Director Nominee[1]

- Co-Founder, SilverBox Capital
- Chairman, NCR Atleos & Compass Minerals
- Former Head of Investment Banking US, UBS
- Former Head of Risk and Head of ECM, Credit Suisse



Christine Tomas

Director Nominee[1]

- Founder, CKT Capital Partners LLC
- Former Managing Director and senior leader at Manchester Capital Management, iSelect Fund, and Verbank Advisors
- Former Managing Director at J.P. Morgan and Goldman Sachs

1. Pending closing of proposed business combination between Parataxis Holdings and SilverBox Corp IV, a SPAC.

13

South Korea: PubCo's Intended Strategy in Action

Parataxis' initial investments in listed digital asset vehicles in South Korea are examples of PubCo's approach to identifying digital asset related investment opportunities



Market Opportunity
South Korea: high liquidity, retail demand, political acceptance
The Gap
Lack of listed institutional vehicles (ETFs)
The Solution
Listed vehicles in South Korea
Mid-2024
Market understanding + pipeline development
Aug 2025
Parataxis Korea (BTC)
Jan 2026
Parataxis Ethereum (ETH)*

*In April 2026, Parataxis Ethereum entered into a merger agreement to acquire Parataxis Korea through a share exchange transaction. The transaction is currently anticipated to close in or about October 2026, subject to closing conditions.

14

How Pubco Grows Over Time After Business Combination

Multiple, complementary potential paths to growth across assets, vehicle and capital

	AUGUST 2025	JANUARY 2026	IN DEVELOPMENT	FUTURE *(Conceptual)*
DIGITAL ASSET TREASURY VEHICLES IN KOREA	Parataxis Korea (BTC) PIF · Principal	Parataxis Ethereum (ETH)* PIF	Additional Digital Asset Treasury Vehicles PIF · Principal	(Additional Digital Asset related Investments)
NEW STRATEGIES			Digital Credit PIF · Seed Capital Yield Strategies PIF · Seed Capital	(New Digital Asset Investment Themes) (Strategic Opportunities)

CAPITAL BASE

- BTC-centric capital base with potential for BTC yield
- Balance sheet capital supports growth of private investment funds and AUM
- Capital can be invested into multiple strategies

*In April 2026, Parataxis Ethereum entered into a merger agreement to acquire Parataxis Korea through a share exchange transaction. The transaction is currently anticipated to close in or about October 2026, subject to closing conditions.

PIF = Private Investment Funds

Principal = Balance Sheet Co-Investment

Seed Capital = Balance Sheet Capital Invested for New Strategies

Note: illustrative only. Describes platform architecture and potential growth pathways; not a forecast, projection or commitment

15

Why Digital Assets Enable Potential for Rapid Scale Traditional Asset Classes Digital Assets Capital deployment is time - and resource - constrained Private capital deployment requires sourcing, diligence, negotiation and closing Liquid capital deployment subject to market impact and liquidity limits New strategies and funds generally require additional headcount and infrastructure Capital deployment is immediate Markets are becoming deeper and more liquid and continuously open Monetization is not gated by exits or buyers Multiple strategies can be run from a single underlying risk source (e.g., BTC) Illustrative reference $1bn digital asset position can be deployed and liquidated immediately if required Implications for PubCo Deployment is not the bottleneck Reduces “J - curve” in capital deployment in new product launches Potential to scale AUM faster than headcount and operational capacity Supports continuous balance sheet capital deployment, rather than episodic deployment cycles Illustrative reference $1bn private equity fund may take 2 - 3 years to deploy and 5 - 7 years to fully monetize Structural characteristics that create potential for asset managers to scale faster than in traditional asset classes 16 Note: Illustrative references shown for conceptual purposes only.

Why Pubco Is Positioned to Win History & Marketable Track Record Digital Asset + Capital Markets Experience Early - Mover and Incumbent Advantages Listed Company Structures as an Advantage A rare combination of experience, early positioning, and conviction in a listed, scalable company structures in a rapidly institutionalizing market Listed Company Structure Strategy and execution will be built on the team and operating platform of PCM, established in 2019 Hands - on experience operating in digital asset market + institutional capital markets experience Early market entry (e.g., South Korea) has created incumbency Public listing provides transparency and governance, and access to capital positioned for institutional adoption of digital assets 17

Illustrative Valuation Framework

Following the Business Combination, and assuming successful execution of its intended strategy, Pubco could be evaluated on a "sum of the parts" basis

Private Investment Funds

Assumptions *(based on market fee structures; not a forecast)*

- Management fee assumption: ~1.5% of AUM
- Margin profile: ~50% EBITDA margin

Illustrative Scale Math

AUM	Revenue	EBITDA
$1bn	~$15m	~$7.5m
$3bn	~$45m	~$22.5m
$5bn	~$75m	~$37.5m

Valuation Framework *(Illustrative)*

- High-quality alternative asset managers with recurring and growing fee base may be valued at 15-25x EBITDA
- **Illustrative Equity Value: ~$100m to ~$1bn**

Balance Sheet

Assumptions

- Pro forma capital at close: ~$240m (assumes no redemptions from SBXD trust account)
- Illustrative return assumptions for Treasury: 5-10% in BTC terms / 20%+ in USD terms (including potential appreciation of BTC in USD terms)
- Illustrative return assumptions for Principal Capital: 20%+ (in USD terms)

Valuation Framework *(Illustrative)*

- Financial institutions that sustainably generate 20%+ ROE may be valued at >2.0x book
- **Illustrative Equity Value: ~$500m+**

Illustrative Investment Thesis

- Provides core exposure to digital assets through a BTC-centric balance sheet
- Adds embedded optionality from potential growth of AUM and investment returns from institutional adoption of digital assets
- Potential to accrete value from both asset appreciation and the growth of institutional financial activity

PubCo is positioned to provide digital asset exposure with embedded upside optionality on the institutionalization of the asset class

Note: AUM refers to assets under management. EBITDA refers to earnings before interest, taxes, depreciation, and amortization and is a non-GAAP financial measure and may not be comparable to similarly titled measures used by other companies. Illustration is shown for conceptual purposes only and do not represent forecasts.

18

Additional Background

25.4% 50.8% 10.2% 13.5% Parataxis Holdings Shareholders SBXD Public Shareholders Preferred Equity Investors (on an as-converted basis) SBXD Founder Shares and Private Placement Shares Implied Shares Outstanding (M) 10.0 Parataxis Holdings Shareholders 2 20.0 SBXD Public Shareholders 4.0 Preferred Equity Investors (on an as - converted basis) 1 5.3 SBXD Founder Shares and Private Placement Units 3 39.3 Total Shares Outstanding (M) $393 Implied Pro Forma Equity Value ($M) @ $10.00 Per Share Illustrative Sources and Uses ($M) 1 Illustrative Pro Forma Ownership and Valuation Summary 1 Pro Forma Ownership (%) 1 Sources $100.0 Parataxis Equity Rollover 2,3 195.8 Cash to Balance Sheet 30.8 Bitcoin Purchase 1 14.7 Estimated Transaction Expenses 4.3 Repayment of Parataxis Promissory Note 4 8.9 Additional Investment in Parataxis Korea 1 $354.5 Total Uses Uses Pro Forma Financial Summary No Redemption Scenario $100.0 Parataxis Equity Rollover 2 211.2 SBXD Cash in Trust Account 31.0 Proceeds of Preferred Stock 1 12.3 Proceeds of Collateralized Term Loan 1 $354.5 Total Uses Notes: Assumes 0% redemptions from SBXD trust (based on cash in trust per share of $10.56 as of September 30, 2025), and excl ude s dilutive impact of 6.82 million SBXD warrants outstanding with a strike price of $11.50 and impact of shares subject to an earnout as des cribed below. (1) For illustrative purposes, includes (i) the impact of the $31 million of capital raised in August 2025 in the form of preferr ed stock of Parataxis Holdings, which will be converted into common stock of PubCo upon Closing of Business Combination subject to certain adjustme nts , (ii) the purchase of 263.8 Bitcoin in August 2025, (iii) $12.3 million of proceeds from the collaterized term loan issued in November 202 5, and (iv) the purchase of shares of Parataxis Korea for approximately $8.9 million in December 2025. (2) Based on “pre money” valuation of $100 million ascribed to Parataxis Holdings, and it excludes impact of up to 5 million shar es subject to an earnout at $12.50, and up to 2.5 million shares subject to an earnout at $15.00. Edward Chin will be issued Class C Stock, wh ich have the same economic rights as Class A Stock, and Class C Stock collectively will have 80% of the voting power of all shares of capi tal stock of Parataxis Holdings post Closing of the Business Combination, subject to certain conditions. All other stockholders will be is sue d Class A Stock. (3) Consists of 4.85 million Founder Shares and 0.455 million Private Placement Shares. Excludes up to 0.15 million sponsor earno ut shares. (4) Parataxis Holdings entered into a financing agreement that provided for $4 million (at a 15% PIK rate) as part of the total f und ing to acquire the controlling stake in Parataxis Korea. The above illustration assumes closing occurs 6 months from timing of funding of th is bridge facility for illustrative purposes. 20

Parataxis Korea Transaction Overview

The Parataxis Korea transaction established a publicly listed digital asset treasury company in South Korea

Transaction Background

- On June 20, 2025, Parataxis Holdings announced a definitive agreement to invest KRW 25 billion (approximately US$20 million) into Bridge Biotherapeutics ("Bridge Bio")
- Parataxis Holdings was established to execute on a plan developed over 12 months to identify and develop digital asset investment opportunities in South Korea
- Members of Parataxis Holdings management team developed a pipeline of potential digital asset investment opportunities, and have conducted extensive due diligence on potential targets and feasibility of the execution plan
- Post-transaction, the company was renamed "Parataxis Korea" and implemented a BTC treasury strategy to hold BTC and manage BTC-denominated treasury activities, including mining operations
- Existing management team was retained to run core business operations, with Andrew Kim (partner at PCM) appointed as CEO of Parataxis Korea

Current Structure



LP Investors
Parataxis Holdings
LP Investors
Performance Fees
Performance Fees
~$16m LP Investment
~$3m LP Investment
Parataxis Korea Fund I LLC
~$4m Principal Capital
Parataxis Korea Fund II LLC
Parataxis Korea

- In August 2025, Parataxis Holdings invested KRW 25 billion (~$20 million) into Parataxis Korea (i) ~$16 million from Parataxis Korea Fund I LLC and (ii) ~$4 million directly from Parataxis Holdings
- In September 2025, Parataxis Korea Fund II LLC invested an additional KRW 4.5 billion (~$3 million)
- In December 2025, Parataxis Holdings, Parataxis Korea Fund I LLC and Parataxis Korea Fund II LLC invested an additional KRW 15 billion (~$10 million) in Parataxis Korea

Note: Above chart is intended to be a simplified representation of the Parataxis group entities and is not intended to be a comprehensive representation of legal entities.

21

Parataxis Ethereum Transaction Overview

Parataxis Ethereum transaction established the first publicly listed ETH-focused digital asset treasury company

Transaction Background

- In January 2026, certain affiliates of Parataxis Holdings closed on an investment of KRW 35 billion (approximately US$25 million) into Sinsiway Co., Ltd. (KOSDAQ: 290560)
- The transaction set the stage for South Korea's first Ethereum-based treasury company listed on South Korean public markets
- The company was renamed "Parataxis Ethereum, Inc." and began to implement an ETH treasury strategy focused on holding ETH and managing ETH-denominated treasury activities
- Existing management team has been retained to oversee existing business operations, with Michael Myunghoon Lee appointed as CEO of Parataxis Ethereum
- In April 2026, Parataxis Ethereum entered into a merger agreement to acquire Parataxis Korea through a share exchange transaction. The transaction is currently anticipated to close in or about October 2026, subject to closing conditions.

Transaction Structure



LP Investors
Parataxis Holdings
LP Investors
LP Investment
Performance Fees
Performance Fees
LP Investment
Parataxis Korea Fund III LLC
Parataxis Korea
Parataxis Korea Fund IV LLC
Principal Capital
Parataxis Ethereum

Note: Above chart is intended to be a simplified representation of the Parataxis group entities and is not intended to be a comprehensive representation of legal entities.

22

Pubco's Digital Asset Treasury Strategy

Proposed Transactions with SBXD would provide public shareholders direct access to experienced principals, who would manage an institutional-grade digital asset treasury yield strategy

Strategy Overview

- Leverages experience and track record of PCM in managing market-neutral trading strategies focused on generating BTC yield
- Objective of generating consistent, risk-conscious yield on BTC holdings with a primary focus on preservation of capital
- While the underlying framework aligns with established income-generating techniques (e.g., writing covered calls on spot BTC holdings), our ability to deploy this approach is informed by years of operating experience in digital asset markets and managing assets for institutional allocators
- Strategy also leverages PCM's understanding and relationships with institutional counterparties to access liquidity across global venues for optimal execution via ISDA relationships, allowing for minimized slippage, bypassing intermediaries, and avoiding exposure to unregulated offshore platforms

Institutional Custody

- All digital assets will be held with qualified third-party custodians that meet rigorous institutional standards for security, insurance, and auditability
- Parataxis Holdings will not self-custody any portion of its BTC position
- Custodial relationships will be reviewed periodically and approved in accordance with board-defined risk management criteria

Governance and Disclosure

- PubCo will maintain a clearly articulated BTC treasury mandate and adhere to public market disclosure practices
- Digital asset holdings, relevant financial metrics, and material transaction activity will be reported regularly
- Any material changes to the treatment or use of BTC—including yield generation or other active management—will be subject to board oversight and appropriate investor disclosure

Parataxis Holdings Expects to Leverage PCM's Relationships with Key Counterparties and Service Providers anchorage digital

coinbase

forvis mazars

J.P.Morgan

NAV FUND ADMINISTRATION

withum

23

$- $5,000 $10,000 $15,000 $20,000 2/26 2/27 2/28 2/29 3/4 3/5 3/6 3/7 3/8 3/11 3/12 3/13 3/14 3/15 3/18 3/19 3/20 3/21 3/22 3/25 3/26 KOPSI KOSDAQ Korea CEXs $m Crypto Exchange Volume vs. KOPSI and KOSDAQ Stock Exchanges (2024) $- $200 $400 krw usd eur jpy gbp brl mxn aud usd krw eur jpy gbp brl mxn aud usd krw eur jpy gbp brl mxn aud $bn 2024 Global Quarterly Trade Volume – Currency Pair Q1 Q2 Q3 $0 $10,000 $20,000 $30,000 $40,000 $50,000 South Korea (Only KOPSI) Japan Indonesia Thailand Stock Market CEXs $m Relative crypto vs. stock trading activity in major APAC markets Significant Demand for Digital Asset Exposure in South Korea South Korean Crypto Volumes Often Surpass Domestic Equity Markets 1 KRW Leads Global Crypto Trading Volume 2 South Korean Appetite For Crypto Dwarfs Other APAC Regions 3 24 1. KRX, CoinGecko; 2. Kaiko Data ; 3. KRX, JPX, IDX, SET, CoinGecko

Structural Supply Side Constraints in South Korea Regulatory constraints create structural barriers for the largest pools of capital to express BTC exposure Direct ownership constraints create opportunity for alternative in an actively - managed, listed equity vehicles Consistent Korean Premium in Digital Assets Create Friction Points to Direct Exposure Structural supply and access constraints create opportunity for exposure through traditional financial vehicles (e.g. listed equity) No BTC related equity, credit, or ETF options available on KOSPI or KOSDAQ markets (the preferable instrument for institutional investors) The ability to express BTC exposure is limited for institutions and traditional asset class investors 25 Due to market structure and domestic BTC price differences (sometimes referred to as the “kimchi premium”), direct exposure can present challenges for certain institutional investors 0.0% 10.0 % Bitcoin Price Premium in Korea Jan 2021 Jan 2022 Jan 2023 Jan 2024 Jan 2025 Dec 2025 25 Source: Publicly available and third - party market data.

Risks Related To PubCo’s Business And Bitcoin Treasury Strategy And Holdings Risk Factors Upon the Closing of the Business Combination, PubCo’s principal asset will be Bitcoin . Bitcoin is a highly volatile asset, and PubCo’s operating results may significantly fluctuate, including due to the highly volatile nature of the price of Bitcoin and erratic market movements . The concentration of PubCo’s Bitcoin holdings enhances the risks inherent in a Bitcoin strategy . Due to PubCo’s limited operating history and the concentration of its Bitcoin holdings, it will be difficult to evaluate PubCo’s business and future prospects, and PubCo may not be able to achieve or maintain profitability in any given period . In addition, following the Closing, PubCo will be highly dependent on operational services to be provided by PCM and third - party service providers . PubCo will operate in a highly competitive environment and will compete against companies and other entities with similar strategies, including companies with significant Bitcoin holdings and spot exchange traded funds and spot exchange traded products ("ETPs") for Bitcoin, ETH and other digital assets, and PubCo’s business, operating results, and financial condition may be adversely affected if PubCo is unable to compete effectively . Investing in Bitcoin exposes PubCo to certain risks associated with Bitcoin, such as price volatility, limited liquidity and trading volumes, relative anonymity, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges and other risks inherent in its entirely electronic, virtual form and decentralized network . PubCo’s risk management methods to address these risks might not be effective . Upon Closing, PubCo will be exposed to risks related to Ether through the Ether strategy and holding of Parataxis Ethereum . PubCo may change, reduce, or abandon its business strategy, which could adversely affect the market price of its listed securities and investor expectations . PubCo’s quarterly operating results, revenues, and expenses may fluctuate significantly, which could have an adverse effect on the market price of its common stock . The value of PubCo’s common stock will depend to a great extent on market demand for PubCo’s Bitcoin strategy . If market demand for that strategy were to diminish, the value of PubCo’s common stock could decrease significantly . Future developments regarding the treatment of crypto assets for U . S . and foreign tax purposes could adversely impact PubCo’s business . Unrealized fair value gains on its Bitcoin holdings could cause PubCo to become subject to the corporate alternative minimum tax under the Inflation Reduction Act of 2022 . The emergence or growth of other digital assets, including those with significant private or public sector backing, including by governments, consortiums or financial institutions, could have a negative impact on the price of Bitcoin and adversely affect PubCo’s business . Bitcoin, ETH and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty and PubCo’s Bitcoin strategy could subject PubCo to enhanced regulatory oversight . Bitcoin, ETH and other digital assets trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes . PubCo’s Bitcoin holdings will be less liquid than existing cash and cash equivalents and may not be able to serve as a source of liquidity for it to the same extent as cash and cash equivalents . If PubCo or its third - party service providers experience a security breach or cyber - attack and unauthorized parties obtain access to its Bitcoin assets, PubCo may lose some or all of its Bitcoin temporarily or permanently and its financial condition and results of operations could be materially adversely affected . PubCo faces risks relating to the custody of its Bitcoin, including the loss or destruction of private keys required to access its Bitcoin and cyberattacks or other data loss relating to its Bitcoin, which could cause PubCo to lose some or all of its Bitcoin . Regulatory change reclassifying Bitcoin as a security could lead to the PubCo’s classification as an “investment company” under the Investment Company Act of 1940 and could adversely affect the market price of Bitcoin and the market price of PubCo listed securities . Any such regulatory change could also require PubCo to institute burdensome regulatory requirements, and its activities may be restricted . PubCo is not subject to the legal and regulatory obligations that apply to investment companies such as mutual funds and exchange - traded funds, or to obligations applicable to investment advisers, which could pose risks to investors . If PubCo were to become subject to the legal and regulatory obligations that apply to investment companies such as mutual funds and exchange - traded funds, or to obligations applicable to investment advisers, the costs of compliance could be burdensome and could prevent PubCo from executing its Bitcoin strategy . PubCo’s Bitcoin strategy exposes it to risk of non - performance by counterparties, including, in particular, risks related to its custodians . Because a substantial portion of PubCo’s total assets will consist of Bitcoin, a prolonged decline in the market price of Bitcoin could cause PubCo to fall below the applicable stock exchange continued listing standards for minimum stockholders’ equity or market value of listed securities . Negative developments in the cryptocurrency industry, including fraud, cybercrime or platform failures, may result in unfavorable publicity and could impact investor sentiment with respect to PubCo even if PubCo is not directly involved in any of the reported events . 26

Risks Related To The Business Combination Risk Factors The consummation of the Business Combination is subject to a number of factors, including the successful execution by the parties of a definitive business combination agreement . The consummation of the Business Combination is expected to be subject to a number of conditions and if those conditions are not satisfied or waived, any definitive agreement relating to the Business Combination may be terminated in accordance with its terms and the Business Combination may not be completed . The principal assets of PubCo following the Business Combination will be its Bitcoin holdings and cash and cash equivalents from the proceeds of the Business Combination and the Private Offerings not invested in Bitcoin . Although PubCo is expected to have certain other operations, PubCo will depend on such retained cash and cash equivalents to pay its debts and other obligations . If the Business Combination is not approved and SBXD does not consummate another initial business combination by its deadline, then the ordinary shares of SBXD held by the Sponsor will become worthless and the expenses it has incurred will not be reimbursed . These interests may influence SBXD’s decision to pursue the Business Combination . Some of SBXD’s executive officers and directors may have conflicts of interest that may influence or have influenced them to support or approve the Business Combination without regard to your interests or in determining whether Parataxis Holdings is an appropriate target for SBXD’s initial business combination . In particular, SilverBox Securities, an affiliate of the Sponsor, is entitled to receive advisory fees upon consummation of the Business Combination . The benefits of the Business Combination may not be realized to the extent currently anticipated by SBXD or Parataxis Holdings, or at all . SBXD and Parataxis Holdings will incur significant transaction and transition costs in connection with the Business Combination, which could be higher than currently anticipated . The market price of PubCo’s common stock after the Business Combination will be affected by factors different from those currently affecting the prices of Class A ordinary shares of SBXD . The ability of public shareholders of SBXD to exercise redemption rights with respect to a large number of SBXD’s public shares may reduce the amounts in SBXD’s trust account that would be available to PubCo after the Business Combination or may make it difficult to obtain or maintain the listing or trading of PubCo common stock on a major stock exchange, and consequently may not allow the parties to complete the Business Combination, or to optimize PubCo's capital structure following the Business Combination . In the past year, there has been a precipitous drop in the market values of companies formed through mergers involving special purpose acquisition companies . Securities of companies, such as PubCo, that formed through business combinations with special purpose acquisition companies, such as SBXD, may experience a material decline in price relative to the share price of the special purpose acquisition companies prior to such business combinations . As a result, securities of companies, such as PubCo, may be more volatile than other securities and may involve special risks . Litigation relating to the Business Combination could result in an injunction preventing completion of the Business Combination, substantial costs to Parataxis, PubCo and SBXD, and/or may adversely affect PubCo’s business, financial condition or results of operations following the Business Combination . The trading price and volume of the PubCo Class A Stock may be volatile following the Business Combination and an active trading market may not develop, which may limit your ability to sell PubCo securities . Volatility in the price of the PubCo Class A Stock could subject PubCo to securities class action litigation . After the Closing, PubCo stockholders may experience dilution in the future due to exercise of a significant number of existing warrants and any future issuances of equity securities in PubCo . PubCo will have a dual - class multiple voting common stock structure, and it cannot be predicted the effect this structure of the PubCo common stock may have on the market price of the PubCo Class A Stock . The issuances of additional shares or convertible securities by PubCo, including additional shares of PubCo Class A stock under the equity line facility, may result in material dilution to future PubCo stockholders and have a negative impact on the market price of the PubCo Class A stock . and result in PubCo experiencing difficulty maintaining listing requirements . Investors in the Equity Offering will experience immediate and material dilution upon closing of the Business Combination as a result of the SBXD Class B ordinary shares held by the Sponsor, since the value of the SBXD Class B ordinary shares is likely to be substantially higher than the nominal price paid for them, even if the trading price of the PubCo Class A Stock at such time is substantially less than the price per share paid by investors in the Equity Offering . Future resales of PubCo Class A Stock after the consummation of the Business Combination may cause the market price of PubCo’s securities to drop significantly . Proceeds of the Equity Offering will be invested in Bitcoin immediately . The price of Bitcoin is volatile, and the investors in the Equity Offering could experience substantial losses related to their Bitcoin investments . 27

Risks Related To The Company’s Affiliations And Investments Risk Factors Conflicts of interest may arise from investment and transaction opportunities involving PubCo, the Company, its affiliates, and other investors and clients . The management of the Company may have competing time demands and business activities that could affect the management of the Company . Stockholders must rely on management of the Company for all investment and management decisions, and the Company’s performance may be adversely affected by the loss or unavailability of key personnel . The Company’s lack of portfolio diversification means that poor performance by the portfolio company could severely impact total returns to investors . There can be no assurance that the Company will be able to consummate the proposed investment in the listed South Korean company on the terms contemplated, or at all . There can be no assurance that stockholders will receive distributions equal to their investment, and the investment is speculative and may result in partial or total loss of capital . The Company’s potential investment in KOSDAQ - listed portfolio companies involves a high degree of risk and may result in the loss of the entire investment . Investments in South Korean issuers subject the Company to unique legal, regulatory, political, currency, and economic risks specific to South Korea, including risks related to geopolitical tensions in the region . Adverse regulatory developments regarding digital assets in South Korea and similar regions could negatively impact the Company’s investments and strategy . The Company’s Korean target may be designated as an affiliated group under Korean law, in which case the group of companies would be required to make certain disclosures and implement additional corporate governance requirements . Investments in Asian securities involve additional risks, such as political instability, economic volatility, and dependence on commodity prices and international trade flows . Portfolio companies of the Company may be subject to significant risks associated with digital assets, including price volatility, regulatory uncertainty, security breaches, and lack of a central marketplace . 28